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                                                                     EXHIBIT 5.1


               [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]


                               December 10, 1997

Health Care Property Investors, Inc.
10990 Wilshire Boulevard
Suite 1200
Los Angeles,  California  90024


     Re: Health Care Property Investors, Inc., a Maryland corporation (the "Company") - up to One Million Four Hundred Thirty-Seven Thousand Five Hundred (1,437,500) shares (the "Shares") of the Common Stock of the Company, par value $1.00 per share (the "Common Stock"), to be issued and sold pursuant to Registration Statement on Form S-3, as amended (Registration No. 333-29485), including the Prospectus dated September 19, 1997, comprising a part thereof (the "Prospectus"), and the Prospectus Supplement, dated December 10, 1997 (the "Prospectus Supplement")
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Ladies and Gentlemen:

    In connection with the registration of the offering and sale of the Shares under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-3 filed with the Securities and Exchange Commission on or about June 18, 1997, as amended, (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

    We have acted as special Maryland corporate counsel for the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have relied upon certificates and advice from the officers of the Company upon which we believe we are justified in relying and on various certificates from, and documents recorded with, the State Department of Assessments and Taxation of Maryland (the "SDAT"), including the charter of the Company (the "Charter"), consisting of Articles of Restatement


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BALLARD SPAHR ANDREWS & INGERSOLL


Health Care Properties Investors, Inc.
December 10, 1997
Page 2



filed with the SDAT on April 27, 1992 and Articles Supplementary filed with the SDAT on or about September 26, 1997. We have also examined the Bylaws of the Company, as amended through the date hereof (the "Bylaws"), and Resolutions of the Board of Directors of the Company and committees thereof adopted on or before the date hereof and in full force and effect on the date hereof; and such laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.


     We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so. We have also assumed that none of the Shares will be issued or transferred in violation of the restrictions on ownership and transfer of stock contained in the Charter of the Company and described in the Prospectus under the caption "Transfer Restrictions, Redemption and Business Combination Provisions."

     Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter, the Shares have been duly authorized by all necessary corporate action on the part of the Company, and the Shares will, upon issuance and delivery in accordance with the terms and conditions described in the Registration Statement against payment of the purchase price therefor as determined by the Board of Directors of the Company or a committee thereof, be validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters."

     The opinions expressed herein are limited to the laws of the state of Maryland and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters
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BALLARD SPAHR ANDREWS  & INGERSOLL

Health Care Properties Investors, Inc.
December 10, 1997
Page 3


specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

                                           Very truly yours,


                                           Ballard Spahr Andrews & Ingersoll